UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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SPX FLOW, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 12, 2021, SPX FLOW, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with LSF11 Redwood Acquisitions, LLC, a Delaware limited liability company (“Parent”), Redwood Star Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for, on the terms and subject to the conditions therein, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
The following transcript is of a recorded Q&A session related to the Merger Agreement posted to the Company's internal website on December 17, 2021.

PARTICIPANTS:

Marc Michael - President and Chief Executive Officer

Melissa Buscher - Chief Communications and Marketing Officer

DISCUSSION:
Melissa Buscher:
Mark, a lot of questions came in that we didn't get to answer during the global team update regarding the Lone Star announcement, so let's start with trying to get some of those answered. Lone Star has said they're going to bring meaningful resources to SPX FLOW, typically how private equity firms work, they bring in those resources, help us grow and then sell the company as a whole or in pieces. So can you explain to us a little bit what you've heard from Lone Star? That's a big question from our team members on what their plans are.
Marc Michael:
I appreciate the opportunity to get together and talk about that exciting announcement we made on on Monday morning. So the culmination of a lengthy process that we've gone through over the last five months or so. This is really a testament to all the hard work that our teams have done over the course of the past six years since we spun out from SPX and have made a lot of changes to the company and especially over the last two to three years, made significant progress in our strategy and our plan. So it's just a testament to all the hard work that all our teams have done around the world. So I'm really, really proud of all 5000 of our employees.
So first and foremost, part of the assessment and as a deep assessment with Lone Star was evaluating our long range plan. So this three year plan that we had talked about to our our teams, as well as to our investors in the markets back at the beginning of the year, and we even took that a couple of years further out in time, out to 2025. And that's what they are attracted in. First and foremost is that we have a really good group of businesses that are executing in a way that continues to get better all the time with a lot of opportunity still, and we know we still have a lot of opportunity. So that's what you know really gets them excited about our company.
They also see and the need and have talked with us about, and we've shared with them our investment plans and CAPEX. So where we want to invest back into our factories continue to do that to modernize, to be able to serve customers better in digital, for example, as well. Matter of fact, I just got off a call a few minutes ago about investing in our digital capabilities and very exciting conversation we had there.
And then thirdly, I would say, you know, investments, as we've been doing in our new product development activities over the course of the past several years. So they're very keen to continue that and that'll be part of what we work with them on and share with them and look to see how far we want to push that over the coming few years. You know, as far as some divesting businesses or looking at acquisitions as well, we're going to continue to do that. I mean, if you consider what we've done as SPX FLOW. We've divested some of our businesses right over time, we divested power and energy. We use those proceeds then to start investing back into the business again and adding where we wanted to add, like we've done three acquisitions as in the last year and a half. So we're going to continue to do that and that's part of the model that Lone Star likes as well. Let's look at our businesses. Let's see which ones you know, really for the future we want to continue investing in and which ones maybe have a better home, which could be part of the outcome. And then we take those proceeds and continue to invest back in and do acquisitions in other areas. So it's really it's really a continuation of what we've been doing all along in evaluating our businesses. So no timeline defined for that.

I plan to get together with Lone Star along with some other members of the leadership team in January, and we'll start to have some conversations around what integration looks like in the context of being a part of Lone Star and having a new set of investors again. It's an important way to think about it. We've had investors in the public markets. We've just got a new set of investors in the private market, so they're going to have some ideas and inputs just like our current investors do in the public markets. And so we'll start those conversations more deeply when we get into January and really, as we get up closer to the time to close the deal, which we expect to be in the first half of the year, we want to be well positioned to hit the ground running. So there's a lot of clarity around the steps that we'll be taking. In the meantime, as things become more clear that I can share with everyone, I'm certainly going to do that.
Melissa Buscher:
But we don't expect as a private equity firm for them to get involved in the day to day business. That's up for up to the current leadership team.
Marc Michael:
Yeah, that's right. And that's that's a that's a neat outcome really of this whole process, right, is that our leadership teams around the globe are going to continue to run the business. I mean, Lone Star is a group of investors. Just think of them in that context, right again, just like. Our current investors, as I mentioned as a publicly traded company, so there's a group of investors now in a private sense. So from that perspective, they're going to have again some ideas, just like we get ideas and suggestions from our current investors when we interact with them. They're going to have their thoughts and ideas as well. So we'll collaborate on that and we'll get to the right outcomes. But again, what I'm really excited about is our teams going to continue to be able to run our playbook and do all the great things that we've been doing. And again, that was a big attraction that Lone Star had. As they look closely at our business over the last four or five months.
Melissa Buscher:
Right. So if you go to their website, they talk a lot about how they acquire distressed companies or companies under pressure. So that's raising some confusion, too among the team, because that's certainly not the state of SPX FLOW. So can you help us differentiate the types of investments that Lone Star requires?
Marc Michael:
Sure. So Lone Star does a broad range of investments, and they've done everything from various aspects of real estate into banking, into grocery stores, as well as industrials. And that's again aligned with who we are obviously. And so some of those investments are distressed assets, clearly not the situation in our case. We know we're on firm footing. And again, that's one of the things that they do find attractive, that we're on firm footing. And again, they've bought many other or invested in many other businesses that are in the industrial space that we're also on firm footing. So while I understand why there's some confusion there, there's no confusion in Lone Star's mind about who we are because like I said, we spent an incredible amount of time with them to provide them with all the details on how we're performing and our strategic outlook. And, you know, clearly we're in a very good position going forward. And, you know, I expect we're going to continue to invest back into the businesses we've been talking about and execute our plan.
Melissa Buscher:
Maybe we end it with what excites you most about this new partnership. They like to call it a partnership with Lone Star.
Marc Michael:
Yeah. Look, I mean, this is an exciting time and a pivot from for us, from a publicly traded company to a private company. And, you know, I think if I step back from it, we've done so much work to get to where we are today, and we're going to be able to continue executing that plan without a lot of the distractions that we quite frankly have, sometimes as a public company. Lone Star is going to be solely focused on our success. There's a small group of people that will interact with on a routine basis about how we're progressing, and that excites me you know personally and for the business that the leadership team starting with me, it's going to be able to spend all our time thinking about how we're successful as a business. We're delivering for our customers. We're making the right investments and getting outcomes that are great all in customers, our employees and our new investors. So really an exciting time, and I'm really looking forward to the future and I think it's going to be fantastic.

Melissa Buscher:
It's a great way to start 2022. We have tons of other questions that were asked that we are answering on the Green Room, so we encourage everyone to go to the green room, check out the answers to those and we'll continue to keep you updated as more information develops. Thanks, Marc.
Marc Michael:
Super. You bet.

Important Information For Investors And Stockholders
Additional Information and Where to Find it
The proposed acquisition of the SPX FLOW, Inc. (the “Company”), by LSF11 Redwood Acquisitions, LLC (“Parent”) and Redwood Star Merger Sub, Inc (“Merger Sub”) will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a special meeting of the Company’s stockholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company stockholders. The Company also plans to file other documents with the SEC regarding the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Parent and Merger Sub, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.spxflow.com/or by contacting Scott Gaffner, Vice President, Investor Relations and Strategic Insights, SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.
Certain Information Regarding Participants
The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 1, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed transaction will be contained in the proxy statement for the special meeting and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.